UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2023

Luvu Brands, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-53314	59-3581576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2745 Bankers Industrial Drive, Atlanta, GA  30360

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (770) 246-6400

___________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2023, Alexander A. Sannikov, Chief Financial Officer of Luvu Brands, Inc. (the “Company”), notified the Company of his intention to resign from his position as Chief Financial Officer and remain a consultant of the Company. The resignation of Mr. Sannikov did not involve any disagreement with the Board of Directors, the Company or its management on any matter relating to the Company’s operations, policies, or practices.

Effective September 1, 2023, the Company appointed Martin Scott as Chief Financial Officer of the Company.  Biographical information for Mr. Scott is as follows:

Mr. Scott, age 55, has served as founder and executive officer of Martin Scott CFO Consulting Services Inc. since 2002. From March 2022 to January 2023, Mr. Scott served as chief financial officer of MGO Global, Inc. From 2018 to 2020, Mr. Scott served as principal accounting and financial officer of Puradyn Filter Technologies, Inc. Mr. Scott is a Certified Public Accountant. Mr. Scott graduated from Florida State University with a Bachelor of Science degree in Accounting and Finance.

The Company’s wholly owned subsidiary, One Up Innovations Inc., has entered into a one year employment agreement with Mr. Scott effective September 1, 2023, providing for a base salary of $126,000 per year.  The agreement may be terminated by either party with or without cause on 30 day notice.  In addition, Mr. Scott is eligible for Company benefits and will be entitled to indemnification to the maximum extent permitted by applicable law.  In addition; Mr. Scott entered into a Stock Option Agreement pursuant to the Company’s 2015 Equity Incentive Plan granting him an incentive stock option for an aggregate of 200,000 shares of our common stock,100,000 shares exercisable commencing on September 1, 2024 and the remaining 100,000 shares exercisable commencing on September 1, 2025, at an exercise price of $$0.0812  per share.  The options shall immediately vest upon the Company uplisting to a national exchange or in the event of a “change of control” of the Company, as defined under the Stock Option Agreement.  The option is exercisable for a period of 5 years from the initial grant date.

The foregoing descriptions of each agreement are not complete and are qualified in their entirety by reference to the full text of such agreements, filed as Exhibit 10.1 and as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Executive Employment Term Sheet dated September 1, 2023 between One Up Innovations, Inc. and Martin Scott*

10.2	Stock Option Agreement between Luvu Brands, Inc. and Martin Scott dated September 1, 2023*

10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luvu Brands, Inc.

Date: September 7, 2023	By:	/s/ Louis S. Friedman
Louis S. Friedman, Chief Executive Officer

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